Exhibit 99.3

VIRTUAL MEDICAL INTERNATIONAL, INC.

851 Devon Avenue Los Angeles, California 90024	Telephone 310.470.2616

NEWS RELEASE For Immediate Release	OTCBB - QEBR
Earnings Report

Virtual Medical International Inc., (VMII, OTC.BB symbol QEBR), a Nevada Corporation, announces 3rd Quarter 2011 earnings of $151,250, up from 2nd Quarter 2011 earnings of $260. VMII owns and operates two patient educational portals, Explainmysurgery.com and explainmychiropracticcare.com. These sites were developed to decrease professional liability risk through patient empowerment. Several primary and secondary insurers have recognized the cost saving value of our educational units and are offering 5% reductions on professional liability premiums for participating providers. Beta testing has shown that in addition to this decrease in risk and premium cost, health care providers can also experience an increase in revenues for delivering medical and chiropractic education. VMII expects further growth as it expands its products and brand through strategic marketing throughout the United States. VMII has filed an 8K-registration statement.